                                                                  Exhibit 4.30


IF THIS NOTE IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK) OR ITS NOMINEE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH DEPOSITORY UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL AGENCY.

                                                        CUSIP: 161610 CG3
REGISTERED                                              REGISTERED
No. R-1                                                 $150,000,000

                        THE CHASE MANHATTAN CORPORATION
                        8.80% SUBORDINATED NOTE DUE 2000

ORIGINAL ISSUE DATE:         INTEREST RATE:          STATED MATURITY DATE:
January 24, 1995                8.80%                   February 1, 2000

        The Chase Manhattan Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Fifty Million Dollars on February 1, 2000, and to pay interest on said principal sum semi-annually on February 1 and August 1 in each year, commencing on August 1, 1995, at the rate of 8.80% per annum, from January 24, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date hereof is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this 8.80% Subordinated Note Due 2000 (or one or more Predecessor Securities as defined in said Indenture) (the "Note") is registered at the close of business on the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date ("Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice whereof shall be given to Holders of Notes (as defined below) not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable at maturity will be payable to the Person to whom principal is payable. Payment of the principal of and interest on this Note will be made in immediately available funds at the office or agency of the Company maintained for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the Person entitled thereto.

        This Note is one of a duly authorized series of Securities (as defined below) of the Company designated as the 8.80% Subordinated Notes Due 2000 (herein called the "Notes") limited in aggregate principal amount to $150,000,000, issued and to be issued under an Amended and Restated Indenture dated as of September 1, 1993 (herein called the "Indenture"), between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Indenture provides for the issuance of subordinated debt securities (the "Securities") of the Company in one or more series.

        The Notes may not be redeemed before February 1, 1997. On February 1, 1997 and on any Interest Payment Date thereafter, the Notes may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus interest accrued and unpaid to the date of redemption (provided that interest installments whose Stated Maturity
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is on or prior to the date of redemption will be payable to the Holders of the
Notes of record at the close of business on the relevant Regular Record Date). In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to holders of Senior Indebtedness of the Company (as defined in the Indenture), and each Holder of Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

        If an Event of Default (defined in the Indenture as certain events involving the bankruptcy, insolvency or reorganization of the Company) shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest on the Notes or in the performance of any covenant of the Company in the Indenture or in the Notes.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.
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        As provided in the Indenture, and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and of like tenor and of a like aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations and of like tenor, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        This Note shall be construed in accordance with and governed by the laws of the State of New York.

        Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee or its authenticating agent under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, under its corporate seal.

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                                       THE CHASE MANHATTAN CORPORATION


       Seal                            By:
                                           ------------------------------
                                             Deborah L. Duncan
                                             Executive Vice President and
                                             Treasurer

                                       By:
                                           ------------------------------
                                             Arjun K. Mathrani
                                             Executive Vice President
                                           and Chief Financial Officer


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Chemical Bank, as Trustee  OR          Chemical Bank, as Trustee

                                       By: The Chase Manhattan Bank, N.A.
                                                  Authenticating Agent

By:                                        By:
   ------------------------                    --------------------------
      Authorized Officer                          Authorized Signatory

                                 ABBREVIATIONS



                The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                TEN COM--as tenants in common

                UNIF GIFT MIN ACT--               Custodian
                                    -------------           ---------------
                                     (Custodian)                (Minor)

                        Under Uniform Gifts to Minors Act

                        ---------------------------------
                                     (State)

                TEN ENT--as tenants by the entireties
                JT TEN-- as joint tenants with right of survivorship
                         and not as tenants in common

          Additional abbreviations may also be used though not in the above list.

        __________________________


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

___________________________________

______________________________________________________________________________

        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
        INCLUDING ZIP CODE OF ASSIGNEE:


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------                ------------------------------------
                                                   Signature Guaranteed:

- ----------------------------

- ----------------------------
                NOTICE: The signature to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.